AGREEMENT
     Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of Class A Units of ML Macadamia Orchards LP.
     Executed as a sealed instrument this 17th day of January, 2008.

		By:	*
			Name:	Farhad Fred Ebrahimi

		By:	**
			Name:	Mary Wilkie Ebrahimi

*By:	/s/ Brad Nelson
Brad Nelson as Attorney-in-Fact

**By:	/s/ Brad Nelson
Brad Nelson as Attorney-in-Fact

*This Agreement was executed by Brad Nelson pursuant to a Power of Attorney, filed with the Securities and Exchange Commission herewith.
**This Agreement was executed by Brad Nelson pursuant to a Power of Attorney, filed with the Securities and Exchange Commission herewith.